UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 11, 2005

EQUITABLE RESOURCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

PENNSYLVANIA

(State or Other Jurisdiction of Incorporation)

1-3551	25-0464690
(Commission File Number)	(IRS Employer Identification No.)

225 North Shore Drive, Pittsburgh, Pennsylvania	15212
(Address of Principal Executive Offices)	(Zip Code)

(412) 553-5700

(Registrant’s Telephone Number, Including Area Code)

NONE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On August 11, 2005, Equitable Resources, Inc. (the “Company”) entered into a Revolving Credit Agreement (the “Revolving Credit Agreement”), among the Company, Bank of America, N.A., as Administrative Agent and a Letter of Credit Issuer, J.P. Morgan Chase Bank, N.A., as Syndication Agent and a Letter of Credit Issuer, the Bank of Tokyo Mitsubishi, Ltd., Citibank, N.A., and PNC Bank, National Association, as Co-Documentation Agents, and the other lender parties thereto (together, the “Lenders”).  The Revolving Credit Agreement replaced the existing Revolving Credit Agreement (the “Prior Revolving Credit Agreement”) dated as of October 30, 2003, among Bank of America, N.A., as Administrative Agent and L/C Issuer, J.P. Morgan Chase Bank, N.A., Bank One, N.A., and CitiBank, N.A., as Co-Syndication Agents and the other agents and lenders parties thereto, which agreement was scheduled to expire on October 30, 2006 and was terminated simultaneously with the closing of the Revolving Credit Agreement.  Other than an increase in the borrowing capacity from $500,000,000, an extension in the maximum term of the facility, the addition of a swing line facility and a decrease in the applicable fees and interest rates, the terms and conditions of the Revolving Credit Facility are substantially the same as the Prior Revolving Credit Agreement.

Under and subject to the terms and conditions of the Revolving Credit Agreement, the Lenders have committed to provide loans and letters of credit in an aggregate amount of up to $650,000,000 (the “Aggregate Commitment”).  Subject to the terms and conditions of the Revolving Credit Agreement, the Company may on a one-time basis request that the Lenders’ commitment under the Revolving Credit Agreement be increased to an aggregate amount of up to $1,000,000,000.

The Revolving Credit Agreement has a maturity date of August 9, 2006 (the “Stated Maturity Date”), but provides for the extension of the Stated Maturity Date to August 10, 2010 upon the satisfaction of certain requirements relating to approval of the facility by the Pennsylvania Public Utility Commission.  Additionally, the Company may request two one-year extensions of the Stated Maturity Date.

The Company may voluntarily prepay its borrowings, in whole or in part, without premium or penalty, but subject to reimbursement of funding losses with respect to prepayment of Eurodollar Rate Loans.  The Company may borrow up to the amount of the Aggregate Commitment, less the total amount then outstanding under the Revolving Credit Agreement.

The proceeds of the loans made under the Revolving Credit Agreement may be used by the Company: (i) for repayment of borrowings under the Company’s existing credit agreement dated October 30, 2003 among the Company, Bank of America, N.A., as administrative agent and letter of credit issuer, and certain other named agents and lenders, (ii) for working capital, capital expenditures, share repurchases and other lawful corporate purposes, and (iii) as support for the Company’s commercial paper program.

Under the terms of the Revolving Credit Agreement, the Company can obtain loans, which are Base Rate Loans or Eurodollar Rate Loans.  Base Rate Loans are denominated in dollars and bear interest at a base rate plus a margin determined on the basis of the Company’s then current credit rating.  Eurodollar Rate Loans bear interest at a Eurodollar Rate plus a margin determined on the basis of the Company’s then current credit rating.  The Company is obligated to repay the aggregate principal amount of any outstanding Base Rate or Eurodollar Rate Loans on the earlier of the Stated Maturity Date or the effective date of any other termination, cancellation or acceleration of the Lenders’ commitments under the Revolving Credit Agreement.

Under and subject to the terms and conditions of the Revolving Credit Agreement, Bank of America, N.A. and J.P. Morgan Chase Bank, N.A. have committed to issue letters of credit for the account of the Company and to amend and renew previously issued letters of credit, subject to certain exceptions specified in the Revolving Credit Agreement.

The Company also has a $25,000,000 swing line of credit (the “Swing Line”) under the Revolving Credit Agreement.  Each Swing Line loan matures in ten business days, but no later than the Stated Maturity Date, and bears interest at a base rate plus a margin determined on the basis of the Company’s then current credit rating.  Borrowings under the Swing Line reduce borrowing capacity under the primary credit facility provided under the Revolving Credit Agreement.

The Revolving Credit Agreement contains representations and warranties and various affirmative and negative covenants substantially consistent with the Prior Credit Agreement and believed to be customary, including (i) a restriction on the ability of the Company or its subsidiaries to incur or permit liens on assets, (ii) the establishment of a maximum ratio of consolidated debt to total capital such that consolidated debt shall at no time exceed 65% of adjusted total capital, (iii) a limitation on certain changes to the Company’s business, and (iv) certain restrictions related to mergers or acquisitions.

Upon the occurrence, and during the continuance, of an event of default, including but not limited to nonpayment of principal or interest when due, failure to perform or observe certain terms, covenants or agreements under the Revolving Credit Agreement, and certain defaults of other indebtedness, the Administrative Agent may terminate the obligation of the Lenders under the Revolving Credit Agreement to make loans and issue letters of credit and declare any outstanding obligations under the Revolving Credit Agreement immediately due and payable.  In the event of an entry of an order for relief with respect to the Company or any of its material subsidiaries under the Federal Bankruptcy Code or certain other events of insolvency, the obligation of each Lender to make advances and issue letters of credit shall automatically terminate and any outstanding obligations under the Revolving Credit Agreement shall immediately become due and payable.  Under the terms of the Revolving Credit Agreement, a 2% interest penalty applies to any outstanding amount not paid when due or that remains outstanding while an event of default exists.

The foregoing description of the Revolving Credit Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Revolving Credit Agreement and the transactions contemplated by the Revolving Credit Agreement.  The foregoing description of the Revolving Credit Agreement is qualified in its entirety by reference to the Revolving Credit Agreement, which will be filed as an exhibit to the Company’s Form 10-Q for the quarter ending September 30, 2005.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITABLE RESOURCES, INC.

August 17, 2005	By:	/s/ Philip P. Conti
Philip P. Conti
Vice President, Chief Financial
Officer and Treasurer